Exhibit 99.1

Press Release

For Immediate Release

Contact: Christopher D. Myers
President and CEO
(909) 980-4030

CVB Financial Corp. Reports Results for 2007

Ontario, CA, January 17, 2008-CVB Financial Corp. (NASDAQ:CVBF) and its subsidiary, Citizens Business Bank (“the Company”), announced the results for the year ended December 31, 2007.

Net Income

CVB Financial Corp. reported net income of $60.6 million for the year ended December 31, 2007. This represents a decrease of $10.0 million, or 14.16%, when compared with net earnings of $70.6 million for the year ended December 31, 2006. Diluted earnings per share were $0.72 for the year ended December 31, 2007. This was down $0.11, or 13.34%, from diluted earnings per share of $0.83 for the same period last year.

Net income for the year ended December 31, 2007 produced a return on beginning equity of 15.64%, a return on average equity of 15.00% and a return on average assets of 1.00%. The efficiency ratio for the year was 55.93%, and operating expenses as a percentage of average assets were 1.73%.

The Company reported net income of $13.4 million for the fourth quarter ending December 31, 2007. This represented a decrease of $2.5 million, or 15.93%, when compared with the $15.9 million in net income reported for the fourth quarter of 2006. Diluted earnings per share were $0.16 for the fourth quarter of 2007. This was down $0.03, or 14.47%, from diluted earnings per share of $0.19 for the fourth quarter of 2006. These results include a $4 million provision for credit losses taken in the fourth quarter of 2007.

Net income for the fourth quarter of 2007 produced a return on beginning equity of 12.97%, a return on average equity of 12.68% and a return on average assets of 0.86%. The efficiency ratio for the fourth quarter was 60.50%, and operating costs as a percentage of average assets were 1.77%.

Net Interest Income and Net Interest Margin

Net interest income, after provision for credit losses, totaled $157.1 million for the year ended December 31, 2007. This represents a decrease of $8.5 million, or 5.12%, over the net interest income of $165.6 million for the same period of 2006. This decrease resulted from a $25.2 million increase in interest income, offset by a $32.7 million increase in interest expense and a $1.0 million increase in provision for credit losses. The increases in interest income were primarily due to the growth in average earning assets and the increase in interest rates. The increases in interest expense were due to the increases in interest bearing deposits and borrowed funds and the increase in interest rates.

Net interest income, after provision for credit losses, totaled $37.4 million for the fourth quarter of 2007. This represented a decrease of $2.0 million, or 5.07%, over the net interest income of $39.4 million for the fourth quarter of 2006. These decreases resulted from a $1.1 million increase in interest income, and a $0.3 million decrease in interest expense offset by a $3.4 million increase in the provision for credit losses.

Net interest margin (tax equivalent) declined from 3.30% for the year ended December 31, 2006 to 3.03% for the year ended December 31, 2007. Total average earning asset yields increased from 6.04% for 2006 to 6.17% for 2007. The cost of funds increased from 2.76% for 2006 to 3.17% for 2007. The decline in net interest margin is due to the cost of interest-bearing liabilities rising faster than the increase in yields on earning assets. This decline in net interest margin has been mitigated by the strong growth in the balance sheet. In addition, the Company has approximately $1.30 billion, or 38.52%, of its deposits in interest free demand deposits.

Net interest margin (tax equivalent) for the fourth quarter of 2007 was 3.06%. This represents an increase of 5 basis points when compared to the 3.01% for the fourth quarter of 2006. Average earning asset yields for the fourth quarter of 2007 were 6.06%, compared with asset yields of 6.10% for the fourth quarter of 2006. The cost of funds for the fourth quarter of 2007 was 3.04% compared with 3.13% for the same period last year.

The credit quality of the loan portfolio continues to be strong. The allowance for credit losses increased from $27.7 million as of December 31, 2006 to $33.0 million as of December 31, 2007. During 2007, the Company experienced net charge-offs of $1.4 million and made a provision for credit losses of $4.0 million. During 2006, the Company had net recoveries of $1.5 million and a $3 million provision for credit losses. The allowance for credit losses was .95% and .90% of the total loans and leases outstanding as of December 31, 2007 and 2006, respectively.

Balance Sheet

The Company reported total assets of $6.29 billion at December 31, 2007. This represented an increase of $202 million, or 3.31%, over total assets of $6.09 billion on December 31, 2006. Earning assets totaling $5.91 billion were up $204 million, or 3.57%, when compared with earning assets of $5.70 billion at December 31, 2006. Total deposits and customer repos were $3.70 billion at December 31, 2007. This represents an increase of $200 million, or 5.70%, when compared with total deposits and customer repos of $3.50 billion at December 31, 2006. Gross loans and leases totaled $3.50 billion at December 31, 2007. This represents an increase of $425 million, or 13.84%, when compared with gross loans and leases of $3.07 billion at December 31, 2006.

Investment Securities

Investment securities totaled $2.37 billion at December 31, 2007. This represents a decrease of $217 million, or 8.42%, when compared with $2.58 billion in investment securities at December 31, 2006.

CitizensTrust

CitizensTrust has approximately $2.6 billion in assets under administration. They provide trust, investment and brokerage related services, as well as financial, estate and business succession planning.

Loan and Lease Quality

CVB Financial Corp reported non-performing assets as of December 31, 2007 of $1.4 million compared with zero non-performing assets as of December 31, 2006. The $1.4 million in non-performing assets, while higher than December 31, 2006, was down $2.1 million from the $3.5 million in non-performing assets at the end of the September 30, 2007. Delinquencies at December 31, 2007 were .10% of the portfolio compared with the industry average of approximately 1.08% at September 30, 2007.

As of December 31, 2007, the Company had $308.4 million in construction loans. This represents 8.8% of the total loans outstanding of $3.5 billion. Of this $308.4 million in construction loans, approximately 52%, or $159.2 million, were for single-family residences and land loans. The remaining construction loans, totaling $149.2 million, were related to commercial construction.

Approximately 29% of the total loan portfolio of $3.5 billion is located in the Inland Empire region of California. The rest of the portfolio is from outside this region. The Company does not make “subprime” mortgage loans.

The allowance for loan and lease losses was $33.0 million as of December 31, 2007. This represents 0.95% of gross loans and leases. It compares with an allowance for loan and lease losses of $27.7 million, or 0.90% of gross loans and leases as of December 31, 2006.

During 2007, we made a provision for credit losses of $4 million and we added an additional $2.7 million from the acquisition of First Coastal Bank in June 2007. These increases to the Allowance for Credit Losses were offset by the net charge offs of $1.4 million in 2007.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California. It serves 37 cities with 44 business financial centers in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California. Its leasing division, Citizens Financial Services, provides vehicle leasing, equipment leasing and real estate loan services.

U.S. Banker Magazine named Citizens Business Bank the “Top Business Bank” in the nation in their January 2007 issue. The Bank was also recognized for having the fifteenth highest return on equity in the nation at 20.88%.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the CVB Investor tab.

Safe Harbor

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company's current business plan and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, the impact of changes in interest rates, a decline in economic conditions, adverse changes resulting from natural and manmade disasters, effects of government regulation and increased competition among financial services providers and other factors set forth in the Company's public reports including its Annual Report on Form 10-K for the year ended December 31, 2006, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.

###

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(unaudited)
dollars in thousands
	December 31,
	2007	2006
Assets:
Cash and due from banks	$89,486	$146,411

Investment Securities available-for-sale	2,365,513	2,582,902
Interest-bearing balances due from depository institutions	475	-
Investment in stock of Federal Home Loan Bank (FHLB)	79,983	78,866
Loans and lease finance receivables	3,495,144	3,070,196
Less allowance for credit losses	(33,049)	(27,737)
Net loans and lease finance receivables	3,462,095	3,042,459
Total earning assets	5,908,066	5,704,227
Premises and equipment, net	46,855	44,963
Intangibles	14,611	10,121
Goodwill	55,167	31,531
Cash value of life insurance	103,400	99,861
Other assets	76,378	55,134
TOTAL	$6,293,963	$6,092,248

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Demand Deposits (noninterest-bearing)	$1,295,959	$1,363,411
Investment Checking	409,912	318,431
Savings/MMDA	868,123	896,988
Time Deposits	790,355	827,978
Total Deposits	3,364,349	3,406,808

Demand Note to U.S. Treasury	540	7,245
Customer Repurchase Agreements	336,309	94,350
Repurchase Agreements	250,000	250,000
Borrowings	1,753,500	1,794,900
Junior Subordinated Debentures	115,055	108,250
Other liabilities	49,834	43,370
Total Liabilities	5,869,587	5,704,923
Stockholders' equity:
Stockholders' equity	420,246	400,546
Accumulated other comprehensive income
(loss), net of tax	4,130	(13,221)
	424,376	387,325
TOTAL	$6,293,963	$6,092,248

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEET
(unaudited)
dollars in thousands
	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
Assets:
Cash and due from banks	$110,094	$126,432	$118,784	$127,186
Investment securities available-for-sale	2,326,600	2,615,263	2,388,883	2,511,935
Interest-bearing balances due from depository institution	1,477	-	1,876	1,843
Investment in stock of Federal Home Loan Bank (FHLB)	80,043	77,439	80,789	74,368
Loans and lease finance receivables	3,368,058	2,966,099	3,226,086	2,811,782
Less allowance for credit losses	(30,186)	(27,041)	(29,017)	(25,202)
Net loans and lease finance receivables	3,337,872	2,939,058	3,197,069	2,786,580
Total earning assets	5,745,992	5,631,760	5,668,617	5,374,726
Premises and equipment, net	47,257	44,657	46,490	43,196
Intangibles	10,049	10,351	9,388	11,228
Goodwill	57,375	31,531	45,404	31,601
Cash value of life insurance	102,814	99,213	101,406	80,760
Other assets	93,841	88,439	90,414	95,123
TOTAL	$6,167,422	$6,032,383	$6,080,503	$5,763,820

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,275,259	$1,340,312	$1,285,857	$1,354,014
Interest-bearing	2,098,140	2,192,130	2,133,412	2,161,075
Total Deposits	3,373,399	3,532,442	3,419,269	3,515,089

Other borrowings	2,216,721	1,947,692	2,102,030	1,720,400
Junior Subordinated Debentures	115,579	108,250	112,078	106,132
Other liabilities	43,507	50,391	43,285	59,292
Total Liabilities	5,749,206	5,638,775	5,676,662	5,400,913
Stockholders' equity:
Stockholders' equity	427,740	403,432	417,719	386,376
Accumulated other comprehensive income
(loss), net of tax	(9,524)	(9,824)	(13,878)	(23,469)
	418,216	393,608	403,841	362,907
TOTAL	$6,167,422	$6,032,383	$6,080,503	$5,763,820

CVB FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)
dollar amounts in thousands, except per share

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
Interest Income:
Loans, including fees	$56,692	$51,935	$221,809	$194,704
Investment securities:
Taxable	20,498	24,405	85,899	91,029
Tax-advantaged	7,202	6,982	29,231	26,545
Total investment income	27,700	31,387	115,130	117,574
Dividends from FHLB Stock	1,077	1,049	4,229	3,721
Federal funds sold & Interest-bearing CDs with other institutions	17	-	109	92
Total interest income	85,486	84,371	341,277	316,091
Interest Expense:
Deposits	15,766	18,783	69,297	67,180
Borrowings and junior subordinated debentures	28,332	25,602	110,838	80,284
Total interest expense	44,098	44,385	180,135	147,464
Net interest income before provision for credit losses	41,388	39,986	161,142	168,627
Provision for credit losses	4,000	600	4,000	3,000
Net interest income after
provision for credit losses	37,388	39,386	157,142	165,627
Other Operating Income:
Service charges on deposit accounts	3,554	3,247	13,381	13,080
Financial Advisory Services	1,871	1,918	7,226	7,385
Gain on sale of investment securities	-	(5)	-	1,057
Other	2,544	3,407	10,718	11,736
Total other operating income	7,969	8,567	31,325	33,258
Other operating expenses:
Salaries and employee benefits	13,854	13,477	55,303	50,509
Occupancy	2,928	2,259	10,540	8,572
Equipment	1,733	1,748	7,026	7,025
Professional services	1,739	1,902	6,274	5,896
Amortization of intangible assets	706	588	2,969	2,353
Other	6,482	5,491	23,292	21,469
Total other operating expenses	27,442	25,465	105,404	95,824
Earnings before income taxes	17,915	22,488	83,063	103,061
Income taxes	4,548	6,589	22,479	32,481
Net earnings	$13,367	$15,899	$60,584	$70,580

Basic earnings per common share	$0.16	$0.19	$0.72	$0.84
Diluted earnings per common share	$0.16	$0.19	$0.72	$0.83

Cash dividends per common share	$0.085	$0.085	$0.340	$0.355

All per share information has been retroactively adjusted to reflect the 10% stock dividend declared on December 20, 2006.

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006

Interest income - (Tax-Effected) (te)	$88,004	$86,713	$351,200	$324,841
Interest Expense	44,098	44,385	180,135	147,464
Net Interest income - (te)	$43,906	$42,328	$171,065	$177,377

Return on average assets	0.86%	1.05%	1.00%	1.22%
Return on average equity	12.68%	16.03%	15.00%	19.45%
Efficiency ratio	60.50%	53.10%	55.93%	48.18%
Net interest margin (te)	3.06%	3.01%	3.03%	3.30%

Weighted average shares outstanding
Basic	83,257,179	84,262,599	83,600,316	84,154,216
Diluted	83,607,505	85,054,850	84,005,941	84,813,875
Dividends declared	$7,069	$7,164	$28,479	$27,876
Dividend payout ratio	52.88%	45.06%	47.01%	39.50%

Number of shares outstanding-EOP	83,164,906	84,281,722
Book value per share	$5.10	$4.60

	December 31,
	2007	2006
Non-performing Assets (dollar amount in thousands):
Non-accrual loans	$1,435	$0
Loans past due 90 days or more
and still accruing interest	-	-
Restructured loans	-	-
Other real estate owned (OREO), net	-	-
Total non-performing assets	$1,435	$0

Percentage of non-performing assets
to total loans outstanding and OREO	0.04%	0.00%

Percentage of non-performing
assets to total assets	0.02%	0.00%

Non-performing assets to
allowance for loan losses	4.34%	0.00%

Net Charge-off (Recovered) to Average loans	0.04%	-0.05%

Allowance for Credit Losses:
Beginning Balance	$27,737	$23,204
Total Loans Charged-Off	(2,098)	(201)
Total Loans Recovered	739	1,734
Net Loans Recovered	(1,359)	1,533
Acqusition of First Coastal Bank	2,671	-
Provision Charged to Operating Expense	4,000	3,000
Allowance for Credit Losses at End of period	$33,049	$27,737

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(in thousands, except per share data)
(unaudited)

Quarterly Common Stock Price

	2007		2006		2005
Quarter End	High	Low	High	Low	High	Low
March 31,	$13.38	$11.42	$15.60	$14.71	$15.49	$12.80
June 30,	$12.40	$10.63	$15.59	$13.25	$14.63	$12.36
September 30,	$12.71	$9.51	$14.24	$12.83	$15.93	$13.12
December 31,	$11.97	$9.98	$14.13	$12.83	$15.20	$12.63

Quarterly Consolidated Statements of Earnings

		4Q	3Q	2Q	1Q	4Q
		2007	2007	2007	2007	2006
Interest income
Loans, including fees		$56,692	$58,677	$53,726	$52,714	$51,935
Investment securities and federal funds sold		28,794	29,203	30,003	31,468	32,436
		85,486	87,880	83,729	84,182	84,371
Interest expense
Deposits		15,766	18,445	17,928	17,158	18,783
Other borrowings		28,332	27,727	27,518	27,260	25,602
		44,098	46,172	45,446	44,418	44,385
Net interest income before
provision for credit losses		41,388	41,708	38,283	39,764	39,986
Provision for credit losses		4,000	-	-	-	600
Net interest income after
provision for credit losses		37,388	41,708	38,283	39,764	39,386

Non-interest income		7,969	7,863	7,596	7,898	8,567
Non-interest expenses		27,442	27,218	24,845	25,900	25,465
Earnings before income taxes		17,915	22,353	21,034	21,762	22,488
Income taxes		4,548	6,232	5,080	6,620	6,589
Net earnings		$13,367	$16,121	$15,954	$15,142	$15,899

Basic earning per common share		$0.16	$0.19	$0.19	$0.18	$0.19
Diluted earnings per common share		$0.16	$0.19	$0.19	$0.18	$0.19

Cash dividends per common share		$0.085	$0.085	$0.085	$0.085	$0.085

Dividends Declared		$7,069	$7,067	$7,234	$7,109	$7,164

CVB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(in thousands)
(unaudited)

Distribution of Loan Portfolio

	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006

Commercial and Industrial	$365,214	$345,697	$334,968	$294,265	$264,416
Real Estate:
Construction	308,354	307,506	310,390	289,013	299,112
Commercial Real Estate	1,805,946	1,775,812	1,768,539	1,675,964	1,642,370
SFR Mortgage	365,849	363,765	358,347	316,661	284,725
Consumer	58,999	62,979	64,083	54,379	54,125
Municipal lease finance receivables	156,646	143,399	143,316	131,073	126,393
Auto and equipment leases	58,505	58,958	55,151	52,321	51,420
Dairy and Livestock	387,488	265,806	280,114	293,781	358,259
Gross Loans	3,507,001	3,323,922	3,314,908	3,107,457	3,080,820
Less:
Deferred net loan fees	(11,857)	(12,173)	(11,635)	(10,848)	(10,624)
Allowance for credit losses	(33,049)	(30,428)	(30,244)	(27,632)	(27,737)
Net Loans	$3,462,095	$3,281,321	$3,273,029	$3,068,977	$3,042,459